Exhibit 99.1

Investor Relations Contact:
Suresh Bhaskaran
Xilinx, Inc.
(408) 879-4784
ir@xilinx.com

XILINX REPORTS RECORD QUARTERLY REVENUE AND EPS
RAISES FISCAL YEAR 2019 GUIDANCE

Broad based growth across majority of Xilinx end markets driving strong quarter and full-year outlook

SAN JOSE, Calif., October 24, 2018 -- Xilinx, Inc. (Nasdaq: XLNX) today announced record revenues of $746 million for the second quarter of fiscal year 2019, up 9% from the prior quarter and up 19% year over year. GAAP net income for September quarter was a record of $216 million, or $0.84 per diluted share. Non-GAAP net income for September quarter was a record of $221 million, or $0.87 per diluted share.
The Xilinx Board of Directors declared a quarterly cash dividend of $0.36 per outstanding share of common stock payable on December 4, 2018 to all stockholders of record at the close of business on November 13, 2018.
Additional second quarter of fiscal year 2019 comparisons are represented in the charts below. Due to the adoption of the new revenue recognition standard in the first quarter of fiscal year 2019, all fiscal 2018 results have been restated to conform to the new standard:

Q2 2019 Financial Highlights
(In millions, except EPS)

	GAAP
	Q2	Q1	Q2
	FY 2019	FY 2019	FY 2018	Q-T-Q	Y-T-Y
Net Revenues*	$746	$684	$627	9%	19%
Operating income	$233	$216	$192	8%	21%
Net income	$216	$190	$174	14%	24%
Diluted earnings per share	$0.84	$0.74	$0.67	14%	25%

	Non-GAAP
	Q2	Q1	Q2
	FY 2019	FY 2019	FY 2018	Q-T-Q	Y-T-Y
Net Revenues*	$746	$684	$627	9%	19%
Operating income	$236	$218	$193	8%	22%
Net income	$221	$192	$174	15%	27%
Diluted earnings per share	$0.87	$0.75	$0.67	16%	30%

*No adjustment between GAAP and Non-GAAP

“I am very excited to report another record revenue and earnings quarter. Xilinx continues to execute on the new strategy I unveiled earlier this year, delivering strong results well ahead of our initial expectations. During the second fiscal quarter, we delivered revenues of $746 million, representing 19% year over year growth. In addition, we demonstrated strong profitability by posting approximately 30% growth in non-GAAP diluted earnings per share. Driven by broad-based strength across Communications, Data Center & TME as well as Automotive Broadcast & Consumer businesses, we are raising our revenue guidance for the full year to approximately 20% growth, compared to the prior year,” said Victor Peng, President and Chief Executive Officer.

“Building on our history of innovation, we recently announced Versal, the industry’s first Adaptive Compute Acceleration Platform, or ACAP, that delivers powerful acceleration for any application. In addition, we launched Alveo, a portfolio of accelerator cards that dramatically increase performance in industry standard servers. Alveo, now shipping in production, provides customers with breakthrough performance improvement at low latency and unprecedented adaptability across key data center applications. Both innovations advance our mission of enabling an adaptable and intelligent world.”

Net Revenues by Geography:

	Percentages			Growth Rates
	Q2 FY 2019	Q1 FY 2019	Q2 FY 2018	Q-T-Q	Y-T-Y
North America	28%	28%	32%	7%	5%
Asia Pacific	44%	45%	39%	8%	34%
Europe	20%	19%	20%	16%	20%
Japan	8%	8%	9%	5%	-

Net Revenues by End Market:

	Percentages			Growth Rates
	Q2 FY 2019	Q1 FY 2019	Q2 FY 2018	Q-T-Q	Y-T-Y
Data Center and TME	21%	19%	20%	24%	28%
Automotive, Broadcast and Consumer	16%	16%	16%	7%	17%
Communications	35%	31%	31%	23%	33%
Industrial, Aerospace & Defense	25%	33%	32%	(16)%	(5)%
Channel	3%	1%	1%	NM	NM

Net Revenues by Product:

	Percentages			Growth Rates
	Q2 FY 2019	Q1 FY 2019	Q2 FY 2018	Q-T-Q	Y-T-Y
Advanced Products	64%	56%	53%	25%	43%
Core Products	36%	44%	47%	(11)%	(9)%

Products are classified as follows:

Advanced Products: Alveo, UltraScale+, Ultrascale and 7-series products.
Core Products: Virtex-6, Spartan-6, Virtex‐5, CoolRunner‐II, Virtex-4, Virtex-II, Spartan-3, Spartan-2, XC9500 products, configuration solutions, software & support/services.

Key Statistics:
(Dollars in millions)

	Q2 FY 2019	Q1 FY 2019	Q2 FY 2018

Annual Return on Equity (%)*	34	32	26

Operating Cash Flow	$313	$176	$202

Depreciation Expense (including software amortization)	$16	$15	$12

Capital Expenditures (including software)	$14	$26	$12

Combined Inventory Days	100	113	116

Revenue Turns (%)	48	37	53

*Return on equity calculation: Annualized year to date net income/average stockholders’ equity

Product and Financial Highlights - Fiscal Second Quarter 2019

•
Data Center and Test, Measurement & Emulation (TME) revenues grew 28% year over year driven by strength in both Data Center and TME businesses. Data Center business momentum continued to strengthen with design wins from hyperscalers and other customers, such as Samsung who recently announced a new product called SmartSSDs that leverages Xilinx FPGAs for near-data acceleration in storage devices. Recently, AWS doubled the availability of FPGA as a Service (FaaS) to eight regions.  In addition, Alibaba FaaS moved from Beta to General Access, joining AWS and Huawei. Further developing its platform ecosystem, the Company successfully executed Xilinx Developer Forums in the US and China, with each attracting over 1,100 attendees.

•
Communications revenues increased 33% year over year, as both wireless and wired businesses benefitted from LTE upgrades, early 5G deployment in Korea and preparation for 5G deployment in both China and North America. Wireless business grew with broad strength across radio and baseband applications with OEM customers across multiple geographies. Customer transitions to next generation products across a range of applications, including OTN/Metro, Access and Data Center Interconnect, fueled the growth of our wired business.

•
Zynq based revenues grew approximately 70% year over year driven by a broad set of applications across multiple end markets, including ADAS in Automotive, reflecting the Company’s transformation to a platform company. RFSoC revenues grew strongly and were approximately 4x higher over the prior quarter. Customer momentum for the RFSoC product family continues to grow with over 100 customers in various stages of engagement. Additionally, RFSoC was used in trials during the 2018 World Cup to provide high bandwidth streaming over traditional LTE bands. The Zynq SoC Platform, which includes Zynq at 28nm and both MPSoC and RFSoC at 16nm, now represents 18% of total revenues.

•
The Advanced Products category in the second quarter increased 43% year over year and constituted approximately 64% of total sales. Revenues from the 28nm node increased 16% and revenues from the 20nm node increased approximately 40% year over year. Revenue from the 16nm node continued its accelerated ramp with broad-based adoption, increasing approximately 3.5x during the same period.

•
Enabling a new era of rapid innovation for any application by any developer, Xilinx recently announced Versal - the industry's first Adaptive Compute Acceleration Platform (ACAP). Built on TSMC's 7-nm FinFET process technology, the Versal portfolio is the first platform to combine software programmability with domain-specific hardware acceleration and the adaptability necessary to keep pace with today's rapid pace of innovation. Versal accelerates a broad range of applications, including machine learning inference, across multiple end markets ranging from the cloud to network to edge and endpoint.

•
Xilinx also recently launched Alveo, a portfolio of powerful accelerator cards designed to dramatically increase performance in industry-standard servers across cloud and on-premise data centers. With Alveo, customers can expect breakthrough performance improvement at low latency when running key data center applications like real-time machine learning inference as well as video processing, genomics, and data analytics, among others. Huawei recently announced that they are integrating and deploying Alveo acceleration cards in its server product portfolio, and collaborating with Xilinx to jointly enable a unified ecosystem of applications partners in China. In addition, Inspur, a leading global data center and cloud computing solutions provider, announced that it is qualifying two Alveo cards for key server platforms.

Business Outlook - Fiscal Q3 2019 & Fiscal Year 2019
The following statements are based on current expectations, and as indicated, are presented on a GAAP and non-GAAP basis. These statements are forward-looking and actual results may differ materially, as a result of, among other things, the important factors discussed at the end of this release.
Fiscal Q3 2019

	GAAP	Non-GAAP Adjustments	Non-GAAP
Revenues	$760M - $780M	-	$760M - $780M
Gross Margin	~ 69%	-	~ 69%
Operating Expenses	~$295M	$5M (1)	~$290M
Other Income	~$4-5M	-	~$4-5M
Tax Rate	10% - 12%	-	10% - 12%

Fiscal Year 2019

	GAAP	Non-GAAP Adjustments	Non-GAAP
Revenues	$2,950M - $3,000M	-	$2,950M - $3,000M
Gross Margin	69% - 70%	-	69% - 70%
Operating Expenses	$1,145M - $1,165M	$15 M (2)	$1,130M - $1,150M
Other Income	~$10M-15M	$7 M (3)	~$3M-8M
Tax Rate	10% - 12%	(1%) (4)	9% - 11%
Diluted Share count	256M	-	256M
Notes regarding Non-GAAP Adjustments:

(1)	Excludes an estimated amount of $5 million in M&A related expenses and amortization of acquired intangibles

(2)	Excludes an estimated amount of $15 million in M&A related expenses and amortization of acquired intangibles

(3)	Excludes an amount of approximately $7 million from a gain on investment

(4)	Excludes income tax effects of non-GAAP adjustments reflected in Operating Expenses and Other Income as well as U.S. tax reform related items

Conference Call
A conference call will be held today at 2:00 p.m. Pacific Time to discuss the September quarter financial results and management's outlook for the December quarter and full year of fiscal year 2019. The webcast and subsequent replay will be available in the investor relations section of the Company's web site at www.investor.xilinx.com. A telephonic replay of the call may be accessed later in the day by calling (855) 859-2056 and referencing confirmation code 8255409. The telephonic replay will be available for two weeks following the live call.

Non-GAAP Financial Information

Fiscal quarter 2019 results and business outlook for the December quarter and full year of fiscal year 2019 include financial measures which are not determined in accordance with the United States generally accepted accounting principles (GAAP), as indicated.  Non-GAAP measures should not be considered as a substitute for, or superior to, financial measures determined in accordance with GAAP. The presentation of non-GAAP financial measures has been reconciled, in each case, to the most directly-comparable GAAP measure, as indicated in the accompanying tables. The Company’s calculation of such non-GAAP measures may not be comparable to similarly-titled measures used by other companies.

Management uses the non-GAAP financial measures disclosed herein to evaluate the Company's financial results from continuing operations (excluding the impact of acquisitions) and compare to operating performance in past periods.  Similarly, Management believes presentation of these non-GAAP measures is useful to investors because it enables investors and analysts to evaluate operating expenses of the Company's core business, excluding the impact of non-core business expenses such as acquisition-related amortization and non-recurring items.

M&A related expenses: These expenses mainly consist of legal and consulting fees associated with due diligence review of acquired companies. We believe that these costs do not reflect the Company’s current operating performance. Consequently, the non-GAAP adjustments exclude these charges to facilitate an evaluation of the Company’s current operating performance and comparisons to its past operating performance.

Amortization of acquisition-related intangibles: Amortization of acquisition-related intangible assets consists of amortization of intangible assets such as developed technology acquired in connection with business combinations. The non-GAAP adjustments exclude these charges to facilitate an evaluation of the Company’s current operating performance and comparisons to its past operating performance.
Gains on investment related to acquisition: The Company excludes the accounting gain resulting from revaluation of its prior minority investment in DeePhi Tech. The Company believes excluding this gain will facilitate a comparable evaluation of its current operating performance to its past operating performance.
Income taxes: The Company excludes the income tax effects of non-GAAP adjustments reflected in Operating Expenses and Other Income, as detailed above. It also excludes U.S. tax reform related items. The Company believes excluding U.S. tax reform related items will facilitate a comparable evaluation of its current performance to its past performance. The third quarter of fiscal 2019 and fiscal year 2019 outlook do not reflect other tax related items which we are not able to predict without unreasonable efforts due to their inherent uncertainty.

Forward Looking Statements

This release contains forward-looking statements and projections. Forward-looking statements and projections can often be identified by the use of forward-looking words such as “expect,” “believe,” “may,” “will,” “could,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project” or other similar expressions. Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Such forward looking statements include, but are not limited to, statements related to the semiconductor market, the growth and acceptance of our products, expected revenue growth, the demand and growth in the markets we serve, opportunity for expansion into new markets, and our expectations regarding our business outlook for the December quarter and full year of fiscal year 2019. Undue reliance should not be placed on such forward-looking statements and projections, which speak only as of the date they are made. We undertake no obligation to update such forward-looking statements. Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties including customer acceptance of our new products, current global economic conditions, the health of our customers and the end markets in which they participate, our ability to forecast end customer demand, a high dependence on turns business, more customer volume discounts than expected, greater product mix changes than anticipated, fluctuations in manufacturing yields, our ability to deliver product in a timely manner, our ability to successfully manage production at multiple foundries, variability in wafer pricing, costs and liabilities associated with current and future litigation, our ability to realize the goals contemplated by our acquisitions and strategic investments, the impact of current and future legislative and regulatory changes, the impact of new accounting pronouncements and tax laws, including the U.S. Tax Cuts and Jobs Act, and interpretations thereof, and other risk factors described in our most recent Forms 10-Q and 10-K.

About Xilinx

Xilinx develops highly flexible and adaptive processing platforms that enable rapid innovation across a variety of technologies - from the endpoint to the edge to the cloud. Xilinx is the inventor of the FPGA, hardware programmable SoCs and the ACAP, designed to deliver the most dynamic processor technology in the industry and enable the adaptable, intelligent and connected world of the future. For more information, visit www.xilinx.com.

Xilinx, the Xilinx logo, Artix, ISE, Kintex, Spartan, Virtex, Zynq, Vivado, Alveo, Versal and other designated brands included herein are trademarks of Xilinx in the United States and other countries. All other trademarks are the property of their respective owners.

XILINX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)
	Three Months Ended			Six Months Ended
	September 29, 2018	June 30, 2018	September 30, 2017*	September 29, 2018	September 30, 2017*
Net revenues	$746,252	$684,370	$627,419	$1,430,622	$1,230,229
Cost of revenues	231,620	206,888	185,685	438,508	376,509
Gross margin	514,632	477,482	441,734	992,114	853,720
Operating expenses:
Research and development	183,372	170,826	157,985	354,198	311,036
Selling, general and administrative	97,685	90,532	91,053	188,217	180,228
Amortization of acquisition-related intangibles	839	360	510	1,199	1,215
Total operating expenses	281,896	261,718	249,548	543,614	492,479
Operating income	232,736	215,764	192,186	448,500	361,241
Interest and other income (expense), net	6,408	(2,847)	1,831	3,561	3,669
Income before income taxes	239,144	212,917	194,017	452,061	364,910
Provision for income taxes	23,432	22,879	20,266	46,311	33,915
Net income	$215,712	$190,038	$173,751	$405,750	$330,995
Net income per common share:
Basic	$0.85	$0.75	$0.70	$1.61	$1.33
Diluted	$0.84	$0.74	$0.67	$1.59	$1.26
Cash dividends per common share	$0.36	$0.36	$0.35	$0.72	$0.70
Shares used in per share calculations:
Basic	252,988	252,682	248,094	252,541	247,960
Diluted	255,522	255,935	258,217	255,057	261,739

* Fiscal 2018 balances have been restated to conform to the new revenue recognition standard (ASC 606).

XILINX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	September 29, 2018	March 31, 2018*
	(unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$3,280,560	$3,447,570
Accounts receivable, net	372,983	382,246
Inventories	243,642	236,077
Other current assets	68,098	88,695
Total current assets	3,965,283	4,154,588
Net property, plant and equipment	312,810	304,117
Long-term investments	91,627	97,896
Other assets	777,816	503,946
Total Assets	$5,147,536	$5,060,547

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$431,909	$412,759
Current portion of long-term debt	499,629	499,186
Total current liabilities	931,538	911,945
Long-term debt	1,201,884	1,214,440
Other long-term liabilities	569,228	573,809
Stockholders' equity	2,444,886	2,360,353
Total Liabilities and Stockholders' Equity	$5,147,536	$5,060,547

* Fiscal 2018 balances have been restated to conform to the new revenue recognition standard (ASC 606).

XILINX, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)
(In thousands)
	Three Months Ended			Six Months Ended
	September 29, 2018	June 30, 2018	September 30, 2017	September 29, 2018	September 30, 2017
SELECTED CASH FLOW INFORMATION:
Depreciation and amortization of other intangibles	$16,048	$15,075	$11,732	$31,123	$22,964
Amortization - others	8,144	7,333	3,432	15,477	7,161
Stock-based compensation	34,945	35,608	36,372	70,553	68,408
Net cash provided by operating activities	313,123	176,168	202,140	489,291	393,048
Purchases of property, plant and equipment and other intangibles	14,174	26,359	12,223	40,533	22,149
Payment of dividends to stockholders	91,077	90,675	86,957	181,752	174,260
Repurchases of common stock	23,236	137,300	170,454	160,536	237,516
Proceeds from issuance of common stock to employees, net of withholding taxes	(15,797)	(5,281)	(23,765)	(21,078)	(22,695)

STOCK-BASED COMPENSATION INCLUDED IN:
Cost of revenues	$2,249	$2,035	$2,147	$4,284	$4,297
Research and development	20,047	20,930	20,096	40,977	37,562
Selling, general and administrative	12,649	12,643	14,129	25,292	26,549

XILINX, INC.
RECONCILIATIONS OF GAAP ACTUALS TO NON-GAAP ACTUALS
(Unaudited)
(In thousands, except per share amounts)
	Three Months Ended			Six Months Ended
	September 29, 2018	June 30, 2018	September 30, 2017*	September 29, 2018	September 30, 2017*
GAAP operating income	$232,736	$215,764	$192,186	$448,500	$361,241
Acquisition-related costs	2,206	1,495	—	3,701	—
Amortization of acquisition-related intangibles	839	360	510	1,199	1,215
Non-GAAP operating income	$235,781	$217,619	$192,696	$453,400	$362,456

GAAP net income	$215,712	$190,038	$173,751	$405,750	$330,995
Acquisition-related costs	2,206	1,495	—	3,701	—
Amortization of acquisition-related intangibles	839	360	510	1,199	1,215
Gain from private investments	(6,503)	—	—	(6,503)	—
Income tax effect of changes in applicable U.S. tax laws	9,355	—	—	9,355	—
Income tax effect of non-GAAP adjustments	(160)	—	—	(160)	—
Non-GAAP net income	$221,449	$191,893	$174,261	$413,342	$332,210

GAAP diluted EPS	$0.84	$0.74	$0.67	$1.59	$1.26
Acquisition-related costs	0.01	0.01	—	0.01	—
Amortization of acquisition-related intangibles	—	—	—	—	0.01
Gain from private investments	(0.02)	—	—	(0.02)	—
Income tax effect of changes in applicable U.S. tax laws	0.04	—	—	0.04	—
Income tax effect of non-GAAP adjustments	—	—	—	—	—
Non-GAAP diluted EPS	$0.87	$0.75	$0.67	$1.62	$1.27

* Fiscal 2018 balances have been restated to conform to the new revenue recognition standard (ASC 606).